Exhibit 99.1

Contact:	Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2010

HAMILTON, BERMUDA, FEBRUARY 8, 2011 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported a net loss of $17.7 million and a loss per common share of $0.46 for the quarter ended December 31, 2010 and net income of $215.5 million and diluted earnings per common share of $4.78 for the year ended December 31, 2010.

The results for the quarter include net premiums earned of $185.0 million, net favorable development of $27.7 million, net investment income and net realized gains on investments of $38.9 million and net catastrophe losses of $68.2 million relating to the New Zealand earthquake and $9.9 million relating to the Australian floods.

Michael D. Price, President and Chief Executive Officer of Platinum, commented, “2010 was a difficult year for underwriting and investing with heavy catastrophe losses and volatile interest rates.  Despite these challenges, Platinum had an acceptable year, producing double digit returns and growth in book value per share for the year.  Our book value per common share was $50.20 as of December 31, 2010, an increase of 11.0% for the full year.”

Mr. Price added, “Despite the prevailing soft market conditions, we expect to participate selectively in a variety of reinsurance classes while maintaining our strategy of underwriting for profitability, not market share, and continuing to align our capital base with business opportunities.”

Results for the quarter ended December 31, 2010 are summarized as follows:

• Net loss was $17.7 million and the loss per common share was $0.46.

• Net premiums written were $162.0 million and net premiums earned were $185.0 million.

• GAAP combined ratio was 107.8%.

• Net investment income was $30.4 million.

• Net realized gains on investments were $8.5 million.

Results for the quarter ended December 31, 2010 as compared with the quarter ended December 31, 2009 are summarized as follows:

• Net income decreased $108.5 million.

• Net premiums written decreased $38.8 million (or 19.3%) and net premiums earned decreased $42.6 million (or 18.7%).

• GAAP combined ratio increased 30.5 percentage points.

• Net investment income decreased $10.4 million (or 25.5%).

• Net realized gains on investments decreased $16.2 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended December 31, 2010 were $76.9 million, $82.6 million and $2.5 million, respectively, representing 47.5%, 51.0% and 1.5%, respectively, of total net premiums written. Combined ratios for these segments were 143.6%, 71.2% and 112.8%, respectively. Compared with the quarter ended December 31, 2009, net premiums written decreased $37.5 million (or 32.8%), increased $0.1 million (or 0.1%) and decreased $1.4 million (or 36.6%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Results for the year ended December 31, 2010 are summarized as follows:

• Net income was $215.5 million and diluted earnings per common share were $4.78.

• Net premiums written were $760.6 million and net premiums earned were $780.0 million.

• GAAP combined ratio was 86.0%.

• Net investment income was $134.4 million.

• Net realized gains on investments were $107.8 million.

Results for the year ended December 31, 2010 as compared with the year ended December 31, 2009 are summarized as follows:

• Net income decreased $167.8 million (or 43.8%).

• Net premiums written decreased $137.2 million (or 15.3%) and net premiums earned decreased $157.3 million (or 16.8%).

• GAAP combined ratio increased 9.3 percentage points.

• Net investment income decreased $29.6 million (or 18.0%).

• Net realized gains on investments increased $29.2 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the year ended December 31, 2010 were $412.7 million, $329.4 million and $18.5 million, respectively, representing 54.3%, 43.3% and 2.4%, respectively, of total net premiums written. Combined ratios for these segments were 104.2%, 62.3% and 117.5%, respectively. Compared with the year ended December 31, 2009, net premiums written decreased $104.3 million (or 20.2%), $27.1 million (or 7.6%) and $5.8 million (or 23.9%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Total assets were $4.61 billion as of December 31, 2010, a decrease of $407.3 million (or 8.1%) from $5.02 billion as of December 31, 2009. Fixed maturity investments and cash and cash equivalents were $4.21 billion as of December 31, 2010, a decrease of $157.2 million (or 3.6%) from $4.37 billion as of December 31, 2009.

Shareholders’ equity was $1.90 billion as of December 31, 2010, a decrease of $182.3 million (or 8.8%) from $2.08 billion as of December 31, 2009.  Book value per common share was $50.20 as of December 31, 2010 based on 37.8 million common shares outstanding, an increase of $4.98 (or 11.0%) from $45.22 as of December 31, 2009 based on 45.9 million common shares outstanding.  During the three months ended December 31, 2010, the Company repurchased an aggregate of 1,685,714 common shares for approximately $75.1 million at a weighted average cost, including commissions, of $44.53 per share.  During the year ended December 31, 2010, the Company repurchased an aggregate of 9,672,231 common shares for approximately $379.7 million at a weighted average cost, including commissions, of $39.25 per share.  Additionally, the Company purchased 6,000,000 options held by The Travelers Companies, Inc. for $98.5 million on October 18, 2010.

The Company also reported that the previously announced purchase of 2,500,000 options held by RenaissanceRe Holdings Ltd. for $47.9 million closed on January 20, 2011.

During 2011, flooding occurred in large areas of Australia and Cyclone Yasi made landfall in Northern Queensland, Australia.  Based on industry loss estimates, market share analysis, portfolio modeling, a review of individual contracts and discussions with brokers and clients, the Company currently believes the financial impact from these events is likely to fall in the range of $15 million to $30 million. The Company’s assessment of its exposure to these events is ongoing and the actual impact of these events on the Company’s results may differ materially from the Company’s current assessment.  Losses from these events will be reflected in the Company’s financial statements for the first quarter of 2011.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, February 9, 2011 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-208-1361 (US callers) or 913-312-0950 (international callers), or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday February 9, 2011 until midnight Eastern time on Wednesday, February 16, 2011.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 9535564. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss), related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe natural or man-made catastrophic events, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. and Standard & Poor’s ratings, our ability to raise capital on acceptable terms if necessary, the cyclicality of the property and casualty reinsurance business, the highly competitive nature of the property and casualty reinsurance industry, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of December 31, 2010 and 2009
($ in thousands, except per share data)

	December 31,	December 31,
	2010	2009
	(Unaudited)
Assets
Investments	$3,047,973	$3,660,515
Cash, cash equivalents and short-term investments	1,164,525	709,134
Accrued investment income	31,288	29,834
Reinsurance premiums receivable	162,682	269,912
Reinsurance balances (prepaid and recoverable)	18,434	29,710
Funds held by ceding companies	84,078	84,478
Deferred acquisition costs	36,584	40,427
Other assets	68,749	197,568
Total assets	$4,614,313	$5,021,578

Liabilities
Unpaid losses and loss adjustment expenses	$2,217,378	$2,349,336
Unearned premiums	154,975	180,609
Debt obligations	250,000	250,000
Commissions payable	59,388	90,461
Other liabilities	37,117	73,441
Total liabilities	2,718,858	2,943,847

Total shareholders' equity	1,895,455	2,077,731

Total liabilities and shareholders' equity	$4,614,313	$5,021,578

Book value per common share (a)	$50.20	$45.22

(a) Book value per common share is determined by dividing shareholders' equity by actual common shares outstanding of 37,757,926 shares.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
For the Three and Twelve Months Ended December 31, 2010 and 2009
($ and amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Revenue
Net premiums earned	$184,980	$227,584	$779,994	$937,336
Net investment income	30,430	40,871	134,385	163,941
Net realized gains on investments	8,494	24,713	107,791	78,630
Net impairment losses on investments	(11,050)	(5,864)	(36,610)	(17,603)
Other income (expense)	(165)	(1,138)	(207)	3,084
Total revenue	212,689	286,166	985,353	1,165,388

Expenses
Net losses and loss adjustment expenses	152,283	109,993	467,420	478,342
Net acquisition expenses	32,742	47,916	146,676	176,419
Net changes in fair value of derivatives	3,089	2,913	9,588	9,741
Operating expenses	20,731	25,698	82,636	94,682
Net foreign currency exchange losses (gains)	2,446	(242)	1,385	(399)
Interest expense	4,764	4,759	18,996	19,027
Total expenses	216,055	191,037	726,701	777,812

Income (loss) before income taxes	(3,366)	95,129	258,652	387,576
Income tax expense	14,358	4,358	43,154	4,285

Net income (loss)	(17,724)	90,771	215,498	383,291
Preferred dividends	-	-	-	1,301

Net income (loss) attributable to common shareholders	$(17,724)	$90,771	$215,498	$381,990

Basic
Weighted average common shares outstanding	38,670	48,294	41,930	49,535
Basic earnings (loss) per common share	$(0.46)	$1.88	$5.14	$7.71

Diluted
Adjusted weighted average common shares outstanding	40,953	51,466	45,052	52,315
Diluted earnings (loss) per common share	$(0.46)	$1.76	$4.78	$7.33

Comprehensive income (loss)
Net income (loss)	$(17,724)	$90,771	$215,498	$383,291
Other comprehensive income (loss), net of deferred taxes	(83,083)	(36,726)	45,517	133,226
Comprehensive income (loss)	$(100,807)	$54,045	$261,015	$516,517

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended December 31, 2010 and 2009
($ in thousands)

Three Months Ended December 31, 2010
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$76,900	$82,656	$2,461	$162,017

Net premiums earned	92,065	90,307	2,608	184,980

Net losses and loss adjustment expenses	111,215	39,935	1,133	152,283
Net acquisition expenses	12,635	18,600	1,507	32,742
Other underwriting expenses	8,354	5,796	302	14,452
Total underwriting expenses	132,204	64,331	2,942	199,477
Segment underwriting income (loss)	$(40,139)	$25,976	$(334)	(14,497)

Net investment income				30,430
Net realized gains on investments				8,494
Net impairment losses on investments				(11,050)
Other expense				(165)
Net changes in fair value of derivatives				(3,089)
Corporate expenses not allocated to segments				(6,279)
Net foreign currency exchange (losses) gains				(2,446)
Interest expense				(4,764)
Income (loss) before income taxes				$(3,366)

GAAP underwriting ratios:
Net loss and loss adjustment expense	120.8%	44.2%	43.4%	82.3%
Net acquisition expense	13.7%	20.6%	57.8%	17.7%
Other underwriting expense	9.1%	6.4%	11.6%	7.8%
Combined	143.6%	71.2%	112.8%	107.8%

Three Months Ended December 31, 2009
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$114,423	$82,548	$3,884	$200,855

Net premiums earned	133,934	89,189	4,461	227,584

Net losses and loss adjustment expenses	64,081	47,085	(1,173)	109,993
Net acquisition expenses	19,281	22,821	5,814	47,916
Other underwriting expenses	10,406	7,094	370	17,870
Total underwriting expenses	93,768	77,000	5,011	175,779
Segment underwriting income (loss)	$40,166	$12,189	$(550)	51,805

Net investment income				40,871
Net realized gains on investments				24,713
Net impairment losses on investments				(5,864)
Other expense				(1,138)
Net changes in fair value of derivatives				(2,913)
Corporate expenses not allocated to segments				(7,828)
Net foreign currency exchange (losses) gains				242
Interest expense				(4,759)
Income before income taxes				$95,129

GAAP underwriting ratios:
Net loss and loss adjustment expense	47.8%	52.8%	(26.3%)	48.3%
Net acquisition expense	14.4%	25.6%	130.3%	21.1%
Other underwriting expense	7.8%	8.0%	8.3%	7.9%
Combined	70.0%	86.4%	112.3%	77.3%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Twelve Months Ended December 31, 2010 and 2009
($ in thousands)

Twelve Months Ended December 31, 2010
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$412,675	$329,397	$18,517	$760,589

Net premiums earned	418,763	343,812	17,419	779,994

Net losses and loss adjustment expenses	343,509	119,679	4,232	467,420
Net acquisition expenses	60,224	71,474	14,978	146,676
Other underwriting expenses	32,678	23,091	1,260	57,029
Total underwriting expenses	436,411	214,244	20,470	671,125
Segment underwriting income (loss)	$(17,648)	$129,568	$(3,051)	108,869

Net investment income				134,385
Net realized gains on investments				107,791
Net impairment losses on investments				(36,610)
Other income (expense)				(207)
Net changes in fair value of derivatives				(9,588)
Corporate expenses not allocated to segments				(25,607)
Net foreign currency exchange (losses) gains				(1,385)
Interest expense				(18,996)
Income before income taxes				$258,652

GAAP underwriting ratios:
Net loss and loss adjustment expense	82.0%	34.8%	24.3%	59.9%
Net acquisition expense	14.4%	20.8%	86.0%	18.8%
Other underwriting expense	7.8%	6.7%	7.2%	7.3%
Combined	104.2%	62.3%	117.5%	86.0%

Twelve Months Ended December 31, 2009

Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$517,011	$356,488	$24,335	$897,834

Net premiums earned	528,488	388,901	19,947	937,336

Net losses and loss adjustment expenses	250,646	226,511	1,185	478,342
Net acquisition expenses	66,992	88,841	20,586	176,419
Other underwriting expenses	37,331	25,644	1,412	64,387
Total underwriting expenses	354,969	340,996	23,183	719,148
Segment underwriting income (loss)	$173,519	$47,905	$(3,236)	218,188

Net investment income				163,941
Net realized gains on investments				78,630
Net impairment losses on investments				(17,603)
Other income (expense)				3,084
Net changes in fair value of derivatives				(9,741)
Corporate expenses not allocated to segments				(30,295)
Net foreign currency exchange (losses) gains				399
Interest expense				(19,027)
Income before income taxes				$387,576

GAAP underwriting ratios:
Net loss and loss adjustment expense	47.4%	58.2%	5.9%	51.0%
Net acquisition expense	12.7%	22.8%	103.2%	18.8%
Other underwriting expense	7.1%	6.6%	7.1%	6.9%
Combined	67.2%	87.6%	116.2%	76.7%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.